Exhibit 10.1

DEBT EXCHANGE AGREEMENT

Dated as of May 24, 2021

This Debt Exchange Agreement (together with the exhibits and other attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) C2E Energy, Inc., a Florida corporation (the “Company”) and (ii) Custodian Ventures, LLC, a Wyoming limited liability company (the “Lender”). Each of the Company and Lender may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, Lender was named as Custodian of the Company pursuant to the Order on Motion for Appointment of Custodian entered on February 10, 2021 by the Circuit Court of the Fifteenth Judicial Circuit in and for Palm County, Florida (the “Court”);

WHEREAS, as Custodian for the Company the Lender has incurred expenses in the amount of $29,541.00 (the “Indebtedness”);

WHEREAS, pursuant to the Order Accepting Custodian’s Report, Discharging Custodian, Approving Reimbursement of Plaintiff’s Expenses and Dismissing Case, dated as of April 21, 2021, the Court authorized the Company to reimburse the Lender for the Indebtedness; and

WHEREAS, the Company has no funds available for such reimbursement, and in lieu thereof the Lender has agreed to accept certain shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Stock”) as set forth herein;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. In addition to the other terms defined herein, he following terms, as used herein, shall have the following meanings

(a)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(b)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(c)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(d)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xii) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xiii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. EXCHANGE AND FORGIVENESS

Section 2.01 Exchange and Forgiveness.

(a)	Effective as of the Closing Date, the Indebtedness shall be, and hereby is, exchanged for 10,000,000 shares of Series A Stock (the “Shares”), and all amounts owed in connection with the Indebtedness are hereby forgiven and the Indebtedness shall be deemed paid in full.

(b)	On the Closing Date, the Company shall record the Lender as the record and beneficial owner of the Shares in the books and records of the Company.

(c)	Other than as set forth herein, no Party shall be entitled to any payments or other compensation in connection with the exchange and forgiveness of the Indebtedness.

(d)	The exchange as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to herein as the “Exchange”.

Section 2.02 Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.03 Taxes. Lender will pay all income, gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred as a result of the transactions contemplated by this Agreement with respect to Lender.

Article III. REPRESENTATIONS AND WARRANTIES OF THE LENDER

As an inducement to, and to obtain the reliance of the Company, Lender represents and warrants to the Company, as of the Closing Date, as follows:

Section 3.01 Existence and Power. Lender is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Wyoming, and has the full power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to enter into this Agreement and fulfill its obligations herein.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the organizational documents of Lender. Lender has taken all actions required by Law, and its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by Lender in connection herewith constitute the valid and binding obligations of Lender, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Lender requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Title to and Issuance of Indebtedness. Lender is the record and beneficial owner and holder of the Indebtedness free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

Section 3.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Lender in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Lender or any action taken by Lender.

Section 3.07 Investment Representations.

(a)	Investment Purpose. Lender understands and agrees that the consummation of this Agreement including the delivery of the Shares to Lender in exchange for the forgiveness of the Indebtedness as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Lender’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Lender is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), and/or (ii) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act. Lender has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Lender requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. Lender understands that the Shares are being offered and sold to the Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Shares.

(d)	Information. Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Lender or its advisors. Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Lender understands that their investment in the Shares involves a significant degree of risk.

(e)	Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f)	Transfer or Resale. Lender understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the Securities Act, (b) Lender shall have delivered to the Company, at the cost of Lender, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Lender who agree to sell or otherwise transfer the Shares only in accordance with this Section 3.07 and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144, or (e) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Lender shall have delivered to the Company, at the cost of Lender, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)	Legends. Lender understands that the Shares, until such time as the Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Shares.

(h)	Removal. The legend(s) referenced in Section 3.07(g) shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Lender agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, only in compliance with applicable prospectus delivery requirements, if any.

Article IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Lender, the Company represents and warrants to the Lender as of the Closing Date as follows:

Section 4.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 4.02 No Conflict; Due Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation and Bylaws of the Company as in effect on the Closing Date (the “Company Organizational Documents”). The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 4.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by any the Company Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.05 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Article V. MISCELLANEOUS

Section 5.01 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK CITY, NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.01(c).

Section 5.02 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:

C2E Energy, Inc.

Attn: David Lazar

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

E-mail: david@activistinvestingllc.com

If to Lender, to:

Custodian Ventures, LLC

Attn: David Lazar

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

E-mail: david@activistinvestingllc.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 5.03 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.04 Third Party Beneficiaries. This contract is strictly between the Company and the Lender and, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.05 Expenses. Other than as specifically set forth herein, each of the Company and the Lender will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 5.06 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.07 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 5.08 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Lender.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 5.09 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 5.10 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 5.11 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Party and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 5.12 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 5.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

C2E Energy, Inc.

By:	/s/ David Lazar
Name:	David Lazar
Title:	Chief Executive Officer

Custodian Ventures, LLC

By:	/s/ David Lazar
Name:	David Lazar
Title:	CEO